UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Signet Jewelers Limited (“Signet” or the “Company”) announced that Ms. Sharon L. McCollam and Ms. Nancy A. Reardon have been appointed to the Signet Board of Directors (the “Board”) on March 13, 2018. The Board also appointed Ms. McCollam to its Audit Committee and Ms. Reardon to its Compensation Committee, having determined that each satisfies all applicable requirements to serve on such respective committee, including without limitation Signet’s Corporate Governance Guidelines.

A copy of the press release announcing Ms. McCollam’s and Ms. Reardon’s election to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Board considered the independence of Ms. McCollam and Ms. Reardon under the New York Stock Exchange (the “NYSE”) listing standards and Signet’s Corporate Governance Guidelines and concluded that Ms. McCollam and Ms. Reardon are independent directors under the applicable NYSE listing standards and Signet’s Corporate Governance Guidelines.

Each of Ms. McCollam and Ms. Reardon is entitled to compensation and indemnification consistent with the compensation and indemnification provided to other members of the Board. Compensation includes any fees and equity awards, and reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board and its committees. The full description of the Company’s director compensation arrangements and director indemnification agreement is incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 4, 2017.

Ms. McCollam, 54, served as the Chief Financial Officer and Chief Administrative Officer of Best Buy Co., Inc. from December 2012 until her retirement in June 2016 and continued to serve as an advisor to Best Buy Co. until January 2017. Previously, Ms. McCollam served as Executive Vice President, Chief Operating and Chief Financial Officer of Williams-Sonoma, Inc. Prior to Williams-Sonoma, Ms. McCollam served as Chief Financial Officer of Dole Fresh Vegetables Inc. from 1996 to 2000 and in various other finance-related leadership positions at Dole Food Company Inc., including its Vice President and Controller from 1993 to 1996. Ms. McCollam currently serves as a member of the board of directors for Stitch Fix, Inc., which is a public company. Ms. McCollam also serves as a member of the board of directors for private companies Hallmark Cards, Inc., Argos Holdings, Inc. (PetSmart), and Art.com, and also serves on the boards of Sutter Health and St. Jude Children’s Research Hospital.

Ms. Reardon, 65, served as Senior Vice President and Chief Human Resources and Communications Officer of Campbell Soup Company, Inc. from 2004 until her retirement in April 2012. Previously, Ms. Reardon served as Executive Vice President, Human Resources of Comcast Corporation from 2002 to 2004. Prior to Comcast, Ms. Reardon served in various other human resources-related positions at Borden Capital Management Partners from 1997 to 2002, Duracell, Inc. from 1991 to 1997, American Express Company from 1989 to 1991, Avon Products, Inc. from 1985 to 1989, and General Electric Company from 1979 to 1985. Ms. Reardon currently serves as a member of the board of directors for Big Lots, Inc., which is a public company. Ms. Reardon also serves on the private company board of directors for Kids II, Inc.

There are no transactions between either Ms. McCollam or Ms. Reardon and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Signet Jewelers Limited, dated March 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: March 14, 2018

	By:	/s/ Lynn Dennison
	Name:	Lynn Dennison
	Title:	Chief Legal & Transformation Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Signet Jewelers Limited, dated March 14, 2018